UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Imperial Sugar Company (the “Company”) entered into Change of Control Agreements (the “Agreements”), commencing December 19, 2005, with each of the following executive officers and certain other employees: T. Kay Hastings, Senior Vice President–Human Resources; Patrick D. Henneberry, Senior Vice President–Commodities; H.P. Mechler, Senior Vice President and Chief Financial Officer; and J. Eric Story, Vice President and Treasurer.

Each Agreement has a base term of 18 months, and will be automatically renewed and extended for successive one-year terms unless the Company provides notice otherwise.

Each Agreement provides, among other things, for a lump sum payment within 30 days after the later of the employee’s termination and the effectuation of the Change in Control (as defined therein) equal to the lesser of (i) a specified number of months (18 months for Messrs. Henneberry and Mechler and Ms. Hastings and 12 months for Mr. Story) of the employee’s then current base salary amount or (ii) the maximum amount that the employee could receive pursuant to the Change of Control without becoming subject to excise taxes. The Company is required to make such payments if during the “protected period” (which generally commences 90 days prior to and ends 18 months after a Change in Control) (a) the Company terminates the employee’s employment without Cause (as defined therein) or (b) the employee terminates his or her own employment for “good reason” which includes (1) a material reduction of the employee’s authority, duties or responsibilities, (2) a reduction in the employee’s salary or bonus potential or a material reduction in other compensation or benefits, (3) a relocation of the employee’s primary office or (4) the failure by the Company to obtain the unconditional assumption of the Company’s obligations to the employee under the Agreement by any successor.

The Company previously entered into employment agreements with Robert A. Peiser, President and Chief Executive Officer and William F. Schwer, Senior Vice President, Secretary and General Counsel, which were amended (the “Amendments”) commencing December 19, 2005 to reflect the granting of the change of control benefit described above. Messrs. Peiser and Schwer may receive 36 months and 24 months, respectively, of their then current base salary amount under the change of control benefit.

The foregoing description of each Agreement and the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Agreement and the Amendments, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and are incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of Change of Control Agreement

10.2	Amendment to Employment Agreement of Robert A. Peiser

10.3	Amendment to Employment Agreement of William F. Schwer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: December 22, 2005	By:	/s/ H. P. MECHLER
H. P. Mechler
Senior Vice President and Chief Financial Officer